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                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                              THE MEXICO FUND, INC.
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               (Name of Registrant as Specified In Its Charter)

                              THE MEXICO FUND, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[logo]

                              The Mexico Fund, Inc.

                                                                   March 4, 2002

Dear Fellow Shareholder:

Recent statements made by Laxey Partners Ltd. in communications to you regarding three of your directors are unfair, and even worse, inaccurate and misleading. Laxey's statements are part of its "smear campaign" designed to attack the integrity of the Fund's distinguished and dedicated board members. In a sign of desperation, Laxey is resorting to personal assaults due to its inability to attack the merits of your Board's innovative strategy to realize greater shareholder value through an in-kind repurchase plan.

It is unfortunate that at this critical moment in the Fund's history, when your Board is focusing on the future of the Fund, Laxey is focusing on personal attacks. While these distinguished individuals are dedicated to YOUR best interests, Laxey is only dedicated to ITS OWN interests. We urge you to entrust your investment in your Fund to your Board, which is devoted to YOUR interests.

Laxey's statements regarding three of your directors are irresponsible and misleading. As an example, Laxey states that Robert Knauss has been involved in "past financial mishaps" because he was a director of Enron. Mr. Knauss was a director of Houston Natural Gas Corporation from 1975 to 1985 - a period that ended almost 17 years ago! Following a merger, that company changed its name to Enron. Mr. Knauss has not had any association with Enron since 1985, or with Enron's current "financial mishaps." Mr. Knauss is a former law school dean who serves you with distinction as an independent director on your Board. Laxey should stop its destructive actions which are intended to harm your Fund and your investment. We hope Laxey will direct some of its energy instead to issuing an apology to your directors.

As careless and deceptive as these characterizations are, so too are Laxey's proposals for your Fund. Laxey's share repurchase proposal demonstrates a frightening lack of knowledge about the Mexican securities market. But that's understandable. Laxey has owned Fund shares for barely a year. Neither Laxey nor its director nominees have investment experience in Mexico. Laxey doesn't realize how much its proposal could harm your investment in the Fund. All Laxey knows is that it has already made a very good, short-term return on its investment in Fund shares, and it would like to squeeze the Fund for more - even if it is at your expense.

Don't be misled. Laxey doesn't want to change your Fund - it wants to destroy it. Stay with experience. Stay with commitment. Stay the course. Vote the WHITE PROXY CARD. You'll be glad you did.

Thank you for your support,


Your Board of Directors

      Support your Board of Directors and its plan to return value to you.

                         Vote YES for Proposals 1, 2, 3
                             Vote NO for Proposal 4
                - and be sure to vote only the WHITE PROXY CARD.